Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of WiMi Hologram Cloud Inc. on Form F-3 (File No. 333-281416) of our report dated April 24, 2026, with respect to our audits of the consolidated financial statements as of December 31, 2025 of WiMi Hologram Cloud Inc., appearing in this Annual Report on Form 20-F.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Onestop Assurance PAC

Singapore

April 24, 2026